UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549

                        FORM 8-K

                     CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(D)
         of the SECURITIES EXCHANGE ACT OF 1934


Date of Event Requiring Report: March 20, 2003


                Griffin Industries, Inc.
 (Exact Name of Registrant as Specified on its Charter)

   Maryland		0-23689			91-1869317
(State or other  (Commission File 	(IRS Employer Identification
jurisdiction of 	Number)		 Number)
Incorporation or
Organization)



1916 Pike Place, Suite 12 - Box 701, Seattle, WA 98101
(Address of Principal Executive Offices)


866-401-3945
(Registrant's Telephone Number, Including Area Code)


























ITEM 4.	Changes in Registrant's Certifying Accountant

On March 20, 2003, Griffin Industries, Inc. ("Company") terminated its relationship with Davidson & Company ("Davidson"), the principal accountant previously engaged to audit the Company's financial statements and retained Dohan & Company ("Dohan") as the principal accountants to replace Davidson. The Company's board of directors approved the change of accountants from Davidson to Dohan.

The audit report of Davidson on the Company's financial statements for the fiscal year ending December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except such report was modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audit of the fiscal year ending December 31, 2001 including the subsequent interim periods since engagement through March 20, 2003, the date of termination, the Company had no disagreements with Davidson with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Davidson to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal year ending December 31, 2001, including the subsequent interim periods since engagement through March 20, 2003, the date of Davidson's termination, and prior to the appointment of Dohan, the Company (or anyone on its behalf) did not consult with Dohan regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Dohan in respect to these matters during the time periods detailed herein.

The Company provided Davidson with a copy of this report prior to filing it with the Securities and Exchange Commission ("Commission"). The Company requested that Davidson furnish the Company with a letter to the Commission stating whether Davidson agrees with the above statements. A copy of that letter dated March 20, 2003 is filed as an Exhibit to this Form 8-K.

On October 22, 2001 Ernst & Young ("E&Y"), the Company's former principal accountants previously engaged to audit the Company's financial statements effectively resigned, which lead to the appointment of Davidson as principal accountants to replace Deloitte. The Company's board of directors approved the engagement of Davidson.

The audit report of E&Y on the Company's financial statements for the fiscal year ending December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope,or accounting principles, except such report was modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audit of the fiscal year ending December 31, 2000 including the subsequent interim periods prior to October 22, 2001, the date of E&Y's resignation, the Company had no disagreements with E&Y with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused E&Y to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal year ending December 31, 2000, including the subsequent interim periods prior to October 22, 2001, the date of E&Y's resignation, and prior to the appointment of Davidson, the Company (or anyone on its behalf) did not consult with Davidson regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Davidson in respect to these matters during the time periods detailed herein.




ITEM 7.		Exhibits

The following exhibit is included as part of this report:

EXHIBIT	 PAGE

NO.	 NO.      	DESCRIPTION

1	(a)        	Letter from Davidson stating that it has reviewed the
			Form 8-K and has no objection to the statements made within this Form 8-K.




Dated: March 20, 2003

Griffin Industries, Inc.
A Maryland Corporation



By: ____________________________
Name: Landon Barretto
President














EXHIBIT 1 (a)

           DAVIDSON & COMPANY Chartered Accountants
          A Partnership of Incorporated Professionals






March 21, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated March 21, 2003 of Griffin Industries, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,


"DAVIDSON & COMPANY"


DAVIDSON & COMPANY
Chartered Accountants

cc: Griffin Industries, Inc.
A Member of SC INTERNATIONAL

1200-609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada,V7Y 1G6 Telephone (604) 687-0947 Fax (604) 687-6172